UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/20/2005

GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-16611

Delaware	04-2958132
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

935 First Avenue
King of Prussia, PA 19406
(Address of principal executive offices, including zip code)

610-265-3229
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

We entered into an agreement as of December 20, 2005 with Interactive Commerce Partners LLC, or ICP, for certain financial advisory services in connection with our evaluation of two proposed transactions: a proposed acquisition and a proposed strategic relationship. M. Jeffrey Branman, one of our directors, is President and owner of ICP. Under the agreement, we agreed to pay ICP $450,000 upon the successful consummation of the proposed acquisition and $50,000 upon the successful consummation of the proposed strategic relationship. On February 3, 2006, we agreed to pay ICP $350,000 in connection with the proposed acquisition that we chose not to pursue. ICP also earned $50,000 upon the successful completion of the strategic relationship in the first quarter of fiscal 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

Date: March 09, 2006	By:	/s/ Arthur H. Miller
Arthur H. Miller
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-10.1